Exhibit 4.1

SYNCHRONY FINANCIAL

AND

THE BANK OF NEW YORK MELLON,

as Trustee

TENTH SUPPLEMENTAL INDENTURE

Dated as of October 28, 2021

to the

INDENTURE

Dated as of August 11, 2014

TABLE OF CONTENTS

		Page
	ARTICLE I
	DEFINITIONS

Section 1.01.	Relation to Base Indenture	2
Section 1.02.	Definition of Terms	2

	ARTICLE II
	GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01.	Designation and Principal Amount	3
Section 2.02.	Maturity	3
Section 2.03.	Form, Payment and Appointment	3
Section 2.04.	Global Notes	4
Section 2.05.	Interest	4
Section 2.06.	No Sinking Fund	5
Section 2.07.	Satisfaction and Discharge	5

	ARTICLE III
	REDEMPTION OF THE NOTES

Section 3.01.	Optional Redemption by Company	5
Section 3.02.	Notice of Redemption; Selection of Notes to be Redeemed	5
Section 3.03.	Payment of Redemption Price	6
Section 3.04.	No Other Redemption	6
	ARTICLE IV
	FORMS OF NOTES
Section 4.01.	Forms of Notes	6

	ARTICLE V
	ORIGINAL ISSUE OF NOTES

Section 5.01.	Original Issue of Notes	6

	ARTICLE VI
	MISCELLANEOUS

Section 6.01.	Ratification of Indenture	6
Section 6.02.	Trustee Not Responsible for Recitals	6
Section 6.03.	Governing Law	6
Section 6.04.	Waiver of Trial by Jury	6
Section 6.05.	Table of Contents, Headings, etc.	6
Section 6.06.	Execution in Counterparts	7
Section 6.07.	Separability; Benefits	7
Section 6.08.	Certain Tax Information	7
EXHIBIT A	Form of 2.875% Senior Notes due 2031	A-1

THIS TENTH SUPPLEMENTAL INDENTURE (this “Tenth Supplemental Indenture”), dated as of October 28, 2021, is between SYNCHRONY FINANCIAL, a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation (the “Trustee”).

R E C I T A L S

WHEREAS, the Company executed and delivered to the Trustee an Indenture, dated as of August 11, 2014, between the Company and the Trustee (the “Base Indenture”), providing for the issuance from time to time of series of Securities of the Company;

WHEREAS, the Company executed and delivered to the Trustee a First Supplemental Indenture, dated as of August 11, 2014, between the Company and the Trustee (the “First Supplemental Indenture”), providing for the issuance of the 1.875% Senior Notes due 2017, the 3.000% Senior Notes due 2019, the 3.750% Senior Notes due 2021 and the 4.250% Senior Notes due 2024;

WHEREAS, the Company executed and delivered to the Trustee a Second Supplemental Indenture, dated as of February 2, 2015, between the Company and the Trustee (the “Second Supplemental Indenture”), providing for the issuance of the 2.700% Senior Notes due 2020 and the Floating Rate Senior Notes due 2020;

WHEREAS, the Company executed and delivered to the Trustee a Third Supplemental Indenture, dated as of July 23, 2015, between the Company and the Trustee (the “Third Supplemental Indenture”), providing for the issuance of the 4.500% Senior Notes due 2025;

WHEREAS, the Company executed and delivered to the Trustee a Fourth Supplemental Indenture, dated as of December 4, 2015, between the Company and the Trustee (the “Fourth Supplemental Indenture”), providing for the issuance of the 2.600% Senior Notes due 2019;

WHEREAS, the Company executed and delivered to the Trustee a Fifth Supplemental Indenture, dated as of May 9, 2016, between the Company and the Trustee (the “Fifth Supplemental Indenture”), providing for the issuance of the Floating Rate Senior Notes due 2017;

WHEREAS, the Company executed and delivered to the Trustee a Sixth Supplemental Indenture, dated as of August 4, 2016, between the Company and the Trustee (the “Sixth Supplemental Indenture”), providing for the issuance of the 3.700% Senior Notes due 2026;

WHEREAS, the Company executed and delivered to the Trustee a Seventh Supplemental Indenture, dated as of November 30, 2017, between the Company and the Trustee (the “Seventh Supplemental Indenture”), providing for the issuance of the 3.950% Senior Notes due 2027;

WHEREAS, the Company executed and delivered to the Trustee an Eighth Supplemental Indenture, dated as of March 19, 2019, between the Company and the Trustee (the “Eighth Supplemental Indenture”), providing for the issuance of the 4.375% Senior Notes due 2024 and the 5.150% Senior Notes due 2029;

WHEREAS, the Company executed and delivered to the Trustee a Ninth Supplemental Indenture, dated as of July 25, 2019, between the Company and the Trustee (the “Ninth Supplemental Indenture” and the Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, and this Tenth Supplemental Indenture, the “Indenture”), providing for the issuance of the 2.850% Senior Notes due 2022;

WHEREAS, Section 10.01(c) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.01 and Section 2.02 of the Base Indenture;

WHEREAS, pursuant to Section 2.02 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 2.875% Senior Notes due 2031 (the “Notes”), the forms and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Tenth Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Tenth Supplemental Indenture, and all requirements necessary to make this Tenth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Tenth Supplemental Indenture has been duly authorized in all respects; and

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Relation to Base Indenture. This Tenth Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02. Definition of Terms. For all purposes of this Tenth Supplemental Indenture:

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b) a term defined anywhere in this Tenth Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) the following terms have the meanings given to them in this Section 1.02(e):

“Applicable Law” shall have the meaning set forth in Section 6.08.

“Business Day” shall mean, unless otherwise specified, any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

“Comparable Treasury Issue” shall mean the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming that the Notes matured on July 28, 2031) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” shall mean, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“DTC” shall have the meaning set forth in Section 2.04(a).

“Global Note” shall have the meaning set forth in Section 2.04(a).

“Independent Investment Banker” shall mean an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.

“Interest Payment Date” shall have the meaning set forth in Section 2.05(a)(i).

“Interest Period” shall have the meaning set forth in Section 2.05(a).

“Maturity Date” shall have the meaning set forth in Section 2.02.

“Optional Redemption Price” shall mean, with respect to any redemption of Notes, the applicable redemption price for such Notes set forth in Section 3.01.

“Record Date” shall have the meaning set forth in Section 2.05(a)(ii).

“Redemption Date” shall mean, with respect to any redemption of Notes, the date fixed for such redemption pursuant to the Indenture and such Notes.

“Reference Treasury Dealer” shall mean each of (a) J.P. Morgan Securities LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, and Wells Fargo Securities, LLC or their respective affiliates which are primary U.S. Government securities dealers in New York City (a “Primary Treasury Dealer”), and their respective successors, plus (b) two other Primary Treasury Dealers selected by the Company; provided that if any of the foregoing or its affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” shall mean, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes to be redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” shall mean, with respect to any Redemption Date, the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The terms “Base Indenture,” “Company,” “First Supplemental Indenture,” “Second Supplemental Indenture,” “Third Supplemental Indenture,” “Fourth Supplemental Indenture,” “Fifth Supplemental Indenture,” “Indenture,” “Sixth Supplemental Indenture,” “Seventh Supplemental Indenture,” “Eighth Supplemental Indenture,” “Ninth Supplemental Indenture,” “Tenth Supplemental Indenture,” “Notes,” and “Trustee” shall have the respective meanings set forth in the recitals to this Tenth Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation and Principal Amount. The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 2.03 of the Base Indenture.

There is hereby authorized a series of Securities designated as 2.875% Senior Notes due 2031, initially limited in aggregate principal amount to U.S. $750,000,000 (except for Notes authenticated and delivered in accordance with the last paragraph of Section 2.02 of the Base Indenture or upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.06, 2.07, 2.08, 2.09, 3.03 or 10.04 of the Base Indenture).

Section 2.02. Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is October 28, 2031 (the “Maturity Date”).

Section 2.03. Form, Payment and Appointment. Except as provided in Section 2.04, the Notes shall be issued in fully registered, certificated form. Principal of and premium, if any, and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Principal Office of the Trustee in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment, provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on a Redemption Date or Maturity Date).

No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Security Registrar and paying agent for the Notes shall initially be the Trustee. The Specified Currency of the Notes shall be U.S.  Dollars.

Section 2.04. Global Notes.

(a) The Notes shall be issued initially in the form of one or more permanent Global Securities in registered form (each, a “Global Note”). The Depository Trust Company (“DTC”) shall initially act as the Depositary for the Notes. Each Global Note (i) shall be deposited with the Depositary or its custodian and registered in the name of DTC or DTC’s nominee, (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions, and (iii) shall bear a legend substantially to the effect set forth in Section 2.12 of the Base Indenture.

(b) The aggregate amount of Outstanding Notes represented by any Global Note may from time to time be increased or decreased to reflect exchanges or other increases or decrease in the principal amount thereof. The Trustee may make any endorsement on a Global Note to reflect the amount, or any increase or decrease in the amount, or changes in the rights of holders of the Notes represented thereby, in each case in accordance with the terms of the Indenture and the Notes. Each Global Note shall represent the aggregate principal amount of Notes from time to time endorsed thereon.

(c) Unless and until any Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes evidenced by such Global Note shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary, in each case as the Securityholder of such Notes.

Section 2.05. Interest.

(a) Interest payable on any Interest Payment Date, the Maturity Date or, if applicable, the Redemption Date, with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of October 28, 2021, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, Maturity Date or, if applicable, Redemption Date, as the case may be (each, an “Interest Period”).

(i) Interest on the Notes shall accrue from October 28, 2021 and shall be payable semi-annually in arrears on April 28 and October 28 of each year (each, an “Interest Payment Date”), beginning on April 28, 2022 to, but excluding, the Maturity Date or, if applicable, the Redemption Date, of the Notes.

(ii) Interest shall be payable to the Persons in whose names the relevant Notes are registered at the close of business on the April 13 or October 13 (whether or not a Business Day), respectively, immediately prior to each Interest Payment Date (each, a “Record Date”) at the annual rate of 2.875% per year, except as provided in Section 2.05(b) hereof and in Section 2.04 of the Base Indenture.

(iii) The amount of interest payable for any full semi-annual Interest Period in respect of the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual Interest Period in respect of the Notes will be calculated on the basis of a 30-day month and, for any period less than a month, the amount of interest will be calculated on the basis of the actual number of days elapsed per 30-day month. If any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day that is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date).

(iv) In the event that the Maturity Date or a Redemption Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest will be made on the next succeeding day that is a Business Day (and no additional interest will accrue on the amount payable for the period from and after such Maturity Date or Redemption Date, as the case may be).

(b) Interest due on the Maturity Date or a Redemption Date (in each case, whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.

Section 2.06. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

Section 2.07. Satisfaction and Discharge. Article 12 of the Base Indenture contains provisions for discharge of the Indenture and the legal and covenant defeasance of the obligations of the Company with respect to any series of Securities at any time upon compliance by the Company with certain conditions set forth therein, which provisions shall apply to the Notes.

ARTICLE III

REDEMPTION OF THE NOTES

Section 3.01. Optional Redemption by Company. The Notes may not be redeemed by the Company prior to April 28, 2022. Except as otherwise may be specified in this Tenth Supplemental Indenture, at any time and from time to time on or after April 28, 2022 and prior to July 28, 2031, the Company shall have the right to redeem the Notes, in whole or in part, at its option, at a redemption price equal to the greater of:

(a) 100% of the aggregate principal amount of the Notes to be redeemed; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) in respect of the Notes to be redeemed (assuming that the Notes matured on July 28, 2031), discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 0.20%, plus, in each case of (a) and (b), accrued and unpaid interest to, but excluding, the Redemption Date of the Notes to be redeemed. The Trustee shall not be responsible for calculating the foregoing redemption price.

At any time and from time to time on or after July 28, 2031, the Company shall have the right to redeem the Notes, in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date of the Notes to be redeemed.

Section 3.02. Notice of Redemption; Selection of Notes to be Redeemed. The Company shall mail (or otherwise deliver in accordance with the applicable procedures of the Depositary if the Notes to be redeemed are issued in the form of one or more Global Notes) notice of any redemption to the registered holders of the Notes to be redeemed at least 10 and not more than 60 days prior to the Redemption Date. If the Notes are only partially redeemed pursuant to Section 3.01, the Notes to be redeemed will be selected by the Trustee by lot; provided that if at the time of redemption the Notes to be redeemed are registered as a Global Note, the Depositary shall determine, in accordance with its procedures, the principal amount of the Notes to be redeemed held by each of its participants that holds a position in such Notes.

Section 3.03. Payment of Redemption Price. The Optional Redemption Price for any Notes to be redeemed shall be paid prior to 12:00 noon, New York City time, on the Redemption Date or at such later time as is then permitted by the rules of the Depositary for the Notes (if then registered as a Global Note); provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price for the Notes to be redeemed by 10:00 a.m., New York City time, on the date such Optional Redemption Price is to be paid.

Section 3.04. No Other Redemption. Except as set forth in Section 3.01, the Notes shall not be redeemable by the Company prior to the applicable Maturity Date. The provisions of this Article 3 shall supersede any conflicting provisions contained in Article 3 of the Base Indenture.

ARTICLE IV

FORMS OF NOTES

Section 4.01. Forms of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE V

ORIGINAL ISSUE OF NOTES

Section 5.01. Original Issue of Notes. The Notes having an aggregate principal amount of U.S. $750,000,000, subject to the last paragraph of Section 2.02 of the Base Indenture) may from time to time, upon execution of this Tenth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 2.03 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

ARTICLE VI

MISCELLANEOUS

Section 6.01. Ratification of Indenture. The Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, and this Tenth Supplemental Indenture, is in all respects ratified and confirmed, and this Tenth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 6.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Tenth Supplemental Indenture.

Section 6.03. Governing Law. THIS TENTH SUPPLEMENTAL INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TENTH SUPPLEMENTAL INDENTURE OR ANY NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6.04. Waiver of Trial by Jury. EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF NOTES, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.05. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Tenth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 6.06. Execution in Counterparts. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 6.07. Separability; Benefits. In case any one or more of the provisions contained in this Tenth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable, in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability of the remaining provisions shall not in any way be affected or impaired thereby. Nothing in this Tenth Supplemental Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Tenth Supplemental Indenture.

Section 6.08. Certain Tax Information. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, or issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to the Indenture, the Company agrees (i) to provide to the Trustee upon its written request such information that is in the Company’s possession about holders of the Notes or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this section shall survive the termination of this Tenth Supplemental Indenture.

Section 6.09. Amendment of Section 2.05 of the Base Indenture relating to the Trustee’s Certificate of Authentication. The first paragraph of Section 2.05 of the Base Indenture is amended and restated with respect to the Notes, to read as follows:

“The Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its President, its Chairman of the Board, its Chief Financial Officer, its Treasurer or Assistant Treasurer, or its Secretary or Assistant Secretary. Only such Securities as shall bear thereon a certificate of authentication substantially in the form herein recited, executed by the Trustee by the manual, facsimile or electronic signature of an authorized officer, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.”

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed, as of the day and year first written above.

SYNCHRONY FINANCIAL

By:	/s/ Christopher J. Coffey
Name: Christopher J. Coffey
Title: SVP, Treasury-Funding, Liquidity and Investments Leader

[Signature Page to Tenth Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed, as of the day and year first written above.

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Latoya S Elvin
Name: Latoya S Elvin
Title: Vice President

[Signature Page to Tenth Supplemental Indenture]

EXHIBIT A

[IF THIS NOTE IS TO BE A GLOBAL SECURITY, INSERT:]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SYNCHRONY FINANCIAL

2.875% Senior Note due 2031

CUSIP: 87165BAR4

ISIN: US87165BAR42

$________

No.____

SYNCHRONY FINANCIAL, a corporation organized and existing under the laws of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, [the principal sum of $__________]1 on October 28, 2031 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from October 28, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 28 and October 28 of each year (each, an “Interest Payment Date”), commencing April 28, 2022, at the rate of 2.875% per annum, until the principal hereof is paid or duly provided for or made available for payment.

The amount of interest payable for any full semi-annual Interest Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual Interest Period will be calculated on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date). The term “Business Day” means any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

[1]	USE THE FOLLOWING LANGUAGE INSTEAD FOR GLOBAL NOTES: [the principal sum as set forth in the Schedule of Increases or Decreases In Note attached hereto]

A-1

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name the relevant Notes, or any predecessor Notes, are registered at the close of business on the Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date or a Redemption Date (in each case, whether or not an Interest Payment Date) of a Note of this series will be paid to the Person to whom principal of such Note is payable.

Payment of the principal of and premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, which shall initially be the Principal Office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment, provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on a Redemption Date or the Maturity Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SYNCHRONY FINANCIAL

By:
Name:
Title:

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated: __________

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Signature Page to Global Note]

REVERSE OF NOTE

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of August 11, 2014, between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the First Supplemental Indenture, dated as of August 11, 2014, between the Company and the Trustee (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of February 2, 2015, between the Company and the Trustee (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of July 23, 2015, between the Company and the Trustee (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of December 4, 2015, between the Company and the Trustee (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of May 9, 2016, between the Company and the Trustee (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of August 4, 2016, between the Company and the Trustee (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture, dated as of December 1, 2017, between the Company and the Trustee (the “Seventh Supplemental Indenture”), the Eighth Supplemental Indenture, dated as of March 19, 2019, between the Company and the Trustee (the “Eighth Supplemental Indenture”), the Ninth Supplemental Indenture, dated as of July 25, 2019, between the Company and the Trustee (the “Ninth Supplemental Indenture”), the Tenth Supplemental Indenture, dated as of October 28, 2021 and the Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, and the Tenth Supplemental Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $750,000,000.

All terms used but not defined in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The notes may not be redeemed by the Company prior to April 28, 2022. Except as otherwise may be specified in the Indenture, at any time and from time to time on or after April 28, 2022 and prior to July 28, 2031, the Company shall have the right to redeem the Notes of this series, in whole or in part, at its option, at a redemption price equal to the greater of:

(i) 100% of the aggregate principal amount of the Notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the Redemption Date) in respect of the Notes to be redeemed (assuming that the Notes matured on July 28, 2031), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 0.20%, plus, in each case of (i) and (ii), accrued and unpaid interest to, but excluding, the Redemption Date.

At any time and from time to time on or after July 28, 2031, the Company shall have the right to redeem the Notes of this series, in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes of this series to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date.

The term “Optional Redemption Price” means, with respect to any redemption of Notes of this series, the applicable redemption price for such Notes set forth in the preceding two paragraphs; and the term “Redemption Date” means, with respect to any redemption of Notes of this series, the date fixed for such redemption pursuant to the Indenture and the Notes of this series.

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The Company shall mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) notice of any redemption to the registered holders of the Notes of this series to be redeemed at least 10 and not more than 60 days prior to the Redemption Date. If Notes of this series are only partially redeemed pursuant to the preceding paragraphs, the Notes of this series to be redeemed will be selected by the Trustee in such manner as in its sole discretion it shall deem appropriate and fair; provided that if at the time of redemption the Notes of this series to be redeemed are registered as a Global Note, the Depositary shall determine, in accordance with its procedures, the principal amount of the Notes of this series to be redeemed held by each of its participants that holds a position in such Notes. The Optional Redemption Price for any Notes of this series to be redeemed shall be paid prior to 12:00 noon, New York City time, on the Redemption Date or at such later time as is then permitted by the rules of the Depositary for the related Notes (if then registered as a Global Note); provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price for the Notes of this series to be redeemed by 10:00 a.m., New York City time, on the date such Optional Redemption Price is to be paid.

In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof. Except as set forth in the preceding paragraphs and in Article 3 of the Tenth Supplemental Indenture, the Company may not redeem the Notes of this series at its option prior to the Maturity Date.

The Notes are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance of the obligations of the Company at any time upon compliance by the Company with certain conditions set forth therein, which provisions apply to the Notes of this series.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes at any time by the Company and the Trustee, with the consent of the holders of a majority in the aggregate principal amount of the Notes of all series affected thereby at the time Outstanding, voting as a single class. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes of a series at the time Outstanding, on behalf of the holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, except as provided for in Section 2.04 of the Tenth Supplemental Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Except as provided in Section 8.03 of the Base Indenture, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish a copy of the Indenture to any holder upon written request and without charge.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date: __________

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $[                ]. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee